Exhibit 10.31

AMENDMENT TO THE

INTEL CORPORATION 2007 EXECUTIVE OFFICER INCENTIVE PLAN

Effective as of January 1, 2012, Section 4(b)(iii) of the Intel Corporation 2007 Executive Officer Incentive Plan is amended in its entirety to read as follows:

“(iii)     is the percentage of performance against operational goals, not to exceed 250%, (as determined by the Committee in its sole discretion with respect to each performance period).”